UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2010, a Securities Purchase Agreement (the "Purchase Agreement") was entered into by and among Converted Organics Inc. ("Company," "we," "our," or "us") and certain institutional investors (collectively, "Buyers"). Upon the terms and subject to the Purchase Agreement, we agreed to sell to Buyers certain Notes (defined below) and Warrants (defined below) pursuant to a currently effective shelf registration statement on Form S-3 (Registration Number 333-167970) (the "Registration Statement"). Chardan Capital Markets, LLC, as placement agent, acted on a best efforts basis for the offering and will receive a placement fee equal to 8% of the gross proceeds raised from this transaction.

Description of Notes

Pursuant to the terms of the Purchase Agreement, we agreed to sell to Buyers convertible notes in the aggregate original principal amount of $4,990,000 (the "Notes"), which Notes are convertible into shares of our common stock, such Notes to be purchased by Buyers in two tranches, the first of which involved the sale of Notes in the aggregate original principal amount of $3,939,473.68 (the "Initial Notes"), and the closing of the purchase of the Initial Notes occurred simultaneously with the execution of the Purchase Agreement (the "Initial Closing"). The Initial Notes were issued with an original issue discount of approximately 4.8%, and the purchase price of the Initial Notes was $3,750,000.
The second tranche will involve the sale of Notes in the aggregate original principal amount of $1,050,526.32 (the "Additional Notes") and shall be consummated upon the satisfaction (or waiver) of the conditions to closing set forth in the Purchase Agreement (the "Additional Closing"). The Additional Notes will also be issued with an original issue discount of approximately 4.8%, and the purchase price of the Additional Notes is $1,000,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

The Notes are initially convertible into shares of common stock at a conversion price of $1.00 per share; provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. We also have the right, at our option, to permit the holder of the Notes to convert at a lower price specified by us for a period specified by us. We are required to repay the Notes in six equal installments commencing February 1, 2011 (with respect to the Initial Notes), either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of our shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the "Installment Conversion Price"). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the "Pre-Installment Shares") to the Note holder 20 trading days prior to the applicable installment date based on the value of our shares during the 20 trading days preceding the delivery of the notice elect to pay in our shares. On the installment date, to the extent we owe the Note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the Note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

If an event of default occurs under the Note, we must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.

The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

Description of Warrants

Pursuant to the terms of the Purchase Agreement, we also issued to the Buyers warrants to acquire shares of common stock, in the form of three warrants: (i) "Series A Warrants", (ii) "Series B Warrants" and (iii) "Series C Warrants" (collectively, the "Warrants"). The Warrants will be issued in two tranches on the dates the Initial Notes and Additional Notes are issued, on a pro rata basis based on the principal amount being issued in the applicable closing based on the aggregate principal amount that could be issued at both closings.
The Series B Warrants is exercisable anytime after the earlier to occur of otaining shareholder approval (as discussed below) or the date on which the Initial Notes are no longer outstanding and expires upon the earlier to occur of: (i) the first anniversary of the date on which it becomes exercisable and (ii) the nine (9) month anniversary of the date on which shareholder approval is obtained. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares (warrants to purchase 3,939,474 shares of common stock were issued at the Initial Closing and a warrant to purchase 1,050,526 shares of common stock will be issued at the Additional Closing if it occurs) at an initial exercise price of $1.00 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). The floor price for the exercise price of the Series B Warrants is $0.345. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000 ($3,939,474 for the Series B Warrants issued in the Initial Closing and $1,050,526 for the Series B Warrants to be issued at the Additional Closing if it occurs).
To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrant from the holder at its Black-Scholes value.
If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days at any time after we get shareholder approval (discussed below), we may force the exercise of the Series B Warrants if we meet certain conditions.

The Series A and Series C Warrants are exercisable anytime after the earlier to occur of (i) the date on which shareholder approval is obtained and (ii) the six month and one day anniversary of the Initial Closing and have a five year term. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock will be issued at the Additional Closing if it occurs) at an initial exercise price of $1.00 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock will be issued at the Additional Closing if it occurs) at an exercise price of $1.00 per share; provided that the Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants. For example, if a holder has exercised 20% (by dollar value) of its Series B Warrants, then it may exercise 20% (by dollar value) of its Series C Warrants.
If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). Until we obtain shareholder approval (as discussed below), the floor price of the Series A and Series C Warrants is $0.345.

To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at its Black-Scholes value.

The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock. Neither the Notes nor the Series B Warrants may be converted or exercised, as applicable, if the total number of shares that would be issued would exceed 19.99% of our common stock on the date the Purchase Agreement was executed prior to our receiving shareholder approval.

Shareholder Approval; Other Covenants in Purchase Agreement

In the Purchase Agreement, we have agree to, among other things, (i) not issue any securities for a period of 90 days from the date of the Purchase Agreement, (ii) not to enter into a variable rate transaction at any time while the Notes or Warrants are outstanding, (iii) for a period of one year from the date of the Purchase Agreement to allow the Buyers to participate in future financing transactions; and (iv) to hold a shareholder meeting by February 28, 2011 to approve: (A) the issuance of greater than 19.99% of our shares of common stock pursuant to the Notes and Series B Warrant, (B) the adjustment of the exercise price of the Series A and Series C Warrant below their floor prices, and (C) issuance of the Additional Notes and Warrants at the Additional Closing and (D) the elimination of the temporary floor price in the Class G warrants held by one of the Buyers.

Conditions to Closing of the Additional Notes (and related Warrants)

The obligation of Buyers to purchase its Additional Note (and related Warrants) at the Additional Closing is subject to the satisfaction of certain conditions, including the following:

• We shall have obtained the shareholder approval discussed above.

• There is then no Equity Conditions Failure (as defined in the Notes).

• Each and every representation and warranty of ours shall be true and correct as of the date when made and as of the closing date of the Additional Notes as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and we shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by us at or prior to such additional closing date.

• Our common stock (I) shall be designated for quotation or listed on NASDAQ Capital Market and (II) shall not have been suspended by the SEC or Nasdaq from trading on such market.

• Since the date of execution of the Purchase Agreement, no event or series of events shall have occurred that reasonably would have or result in a material adverse effect on us.

Important Notice regarding the Purchase Agreement, Notes and Warrants

The foregoing descriptions of the Purchase Agreement, the Note and the Warrants and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Note and the Warrants. Copies of the Purchase Agreement, the Note and the Warrants are attached hereto as exhibits and are incorporated herein by reference.

The Purchase Agreement, the Note and the Warrants have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

4.1 Form of Convertible Note
4.2 Form of Series A Warrant
4.3 Form of Series B Warrant
4.4 Form of Series C Warrant
5.1 Form of Cozen O’Connor Legal Opinion
10.1 Securities Purchase Agreement by and among COIN and Buyers.
10.2 Placement Agency Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

December 17, 2010	By:	/s/ Edward J. Gidea

Name: Edward J. Gidea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

4.1	Form of Convertible Note
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Series C Warrant
5.1	Form of Cozen O’Connor Legal Opinion
10.1	Securities Purchase Agreement by and among COIN and Buyer.
10.2	Placement Agent Agreement